Exhibit 99.1

Filana Therapeutics Names Biopharma Executive Jill M. Quigley to Board

–Appointment brings leadership experience building and financing biopharma companies

AUSTIN, Texas, November 11, 2026 (GLOBE NEWSWIRE) –– Filana Therapeutics, Inc. (NASDAQ: FLNA), a biotechnology company focused on developing therapies for Tuberous Sclerosis Complex (TSC)-related epilepsy, today announced the appointment of Jill M. Quigley to its Board of Directors (the “Board”). Ms. Quigley brings additional executive leadership experience to Filana, having previously scaled biopharma companies through pivotal stages of drug development, financing, and value creation.

“On behalf of the Board, I welcome Jill to Filana. Her record of guiding companies through financings and strategic growth will broaden the expertise around our Board table,” commented Claude Nicaise, MD, Chairman of the Board of Filana Therapeutics. “This appointment reflects our continued focus on aligning the Board with Filana Therapeutics’ evolving needs as the Company moves simufilam through clinical development.”

“Jill joins Filana at an exciting time, as we prepare for our planned Phase 2a clinical study of simufilam in TSC-related epilepsy, with patient screening expected to begin by the first quarter of 2027,” said Rick Barry, President and Chief Executive Officer of Filana Therapeutics, Inc. “We believe in the scientific rationale supporting our program in TSC, and I look forward to collaborating closely with Jill as we work to create value for patients, their families, and shareholders.”

Jill M. Quigley, Independent Director of Filana Therapeutics, added, “I am pleased to join the Filana Therapeutics Board and eager to contribute my experience as the Company advances simufilam through clinical development. I have been particularly impressed by Filana’s commitment to patients and its science-driven approach to developing a potential new treatment for TSC-related epilepsy.”

About Jill M. Quigley

Jill Quigley brings more than 20 years of biotechnology industry leadership experience to Filana. Her prior work encompasses executive management, corporate operations, legal affairs, financing, and board membership. Building on her initial expertise in legal affairs, she has broadened her capabilities and experience, ultimately serving as head of operations and chief executive of biotechnology firms developing innovative products for rare diseases.

Ms. Quigley has worked extensively with public and private biotechnology companies, established domestic and international operations, and helped lead major financing rounds. She is currently the CEO of a preclinical biotechnology company since November 2026 and recently served as Entrepreneur in Residence at J.P. Morgan Life Sciences Private Capital from November 2025 to November 2026. She served on the board of directors of Terns Pharmaceuticals, Inc. (formerly NASDAQ: TERN) from December 2020 until its acquisition by Merck in May 2026, where she also served as a senior advisor and strategy officer on an interim basis from October 2023 through February 2024. Ms. Quigley served on the board of Chemomab Therapeutics Ltd. (NASDAQ: CMMB) from 2022 to 2026.

Previously, Ms. Quigley was the Chief Executive Officer of Genuiti Therapeutics, Inc. from September 2023 through June 2025. Prior to that, Ms. Quigley was Chief Operating Officer at Passage Bio, Inc., a publicly traded gene therapy company, from November 2018 to December 2021, and before that she served as Chief Executive Officer and General Counsel of Nutrinia, Ltd., a developer of treatments for rare gastrointestinal diseases.

Earlier in her career, Ms. Quigley was Senior Counsel at NPS Pharmaceuticals, Inc., a publicly traded biotechnology company that was acquired by Shire plc; served as Corporate Counsel for Pharmasset, Inc., a publicly traded biotechnology firm acquired by Gilead Sciences, Inc.; and served as Assistant Corporate Counsel for publicly traded Integra LifeSciences Holdings Corporation.

Ms. Quigley practiced as an Associate with the law firm Dechert LLP. She holds a BA degree from American University and a JD from Rutgers School of Law.

About Filana Therapeutics, Inc.

Filana Therapeutics, Inc. (NASDAQ: FLNA) is a biotechnology company focused on developing novel therapies to modulate filamin A for the treatment of central nervous system (CNS) disorders, such as tuberous sclerosis complex (TSC)-related epilepsy, and other diseases associated with dysregulation or overexpression of filamin A.

For more information, please visit: https://www.FilanaTx.com

For More Information Contact:

Investors
Mike Moyer

mmoyer@lifesciadvisors.com

Company
Eric Schoen, Chief Financial Officer
(512) 501-2450
ESchoen@FilanaTx.com
IR@FilanaTx.com

Cautionary Note Regarding Forward-Looking Statements:

This news release contains forward-looking statements that may include but are not limited to statements regarding: the anticipated contributions of Ms. Quigley to the Board and the Company; the timing and plans to initiate and conduct clinical studies with simufilam in TSC-related epilepsy; the design, structure, duration, objectives, endpoints, patient population, conduct, enrollment, completion, and potential results of our planned Phase 2a clinical trial; our ability to work with clinical investigators and the TSC community to advance the trial efficiently; the potential for simufilam as a treatment for TSC-related epilepsy and other potential indications; our ability to create value for patients, their families and stockholders; and the timing of anticipated milestones. These statements may be identified by words such as “anticipate”, “before”, “believe”, “could”, “expect”, “forecast”, “intend”, “look forward”, “may”, “pending”, “plan”, “possible”, “potential”, “prepare”, “will”, and other words and terms of similar meaning.

Such statements are based on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to our ability to initiate, enroll, conduct, and complete the planned Phase 2a study of simufilam in TSC-related epilepsy; our ability to engage clinical trial sites and participants; our ability to work effectively with clinical research organizations, vendors, investigators, patient advocacy organizations, and the TSC community; the expected impact of new members of the Board of Directors, and other risks inherent in drug discovery and development or specific to Filana Therapeutics, Inc., as described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, Form 10-Q for the quarter ended September 30, 2026 and subsequent reports filed or to be filed with the U.S. Securities and Exchange Commission (SEC). The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

All of our pharmaceutical assets under development are investigational product candidates. These have not been approved for use in any medical indication by any regulatory authority in any jurisdiction and their safety, efficacy or other desirable attributes, if any, have not been established in any patient population. Consequently, none of our product candidates is approved or available for sale anywhere in the world.

Our clinical results from earlier-stage clinical trials or preclinical studies may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

We are in the business of new drug discovery and development. Our research and development activities are long, complex, costly and involve a high degree of risk. Holders of our common stock should carefully read our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q in their entirety, including the risk factors therein. Because risk is fundamental to the process of drug discovery and development, you are cautioned to not invest in our publicly traded securities unless you are prepared to sustain a total loss of the money you have invested.

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